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                                  EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT

VENTANA MEDICAL SYSTEMS, S.A.

VENTANA MEDICAL SYSTEMS, GMBH

VENTANA MEDICAL SYSTEMS, JAPAN K.K.

VENTANA MEDICAL SYSTEMS, PTY. LTD.

BIOTEK SOLUTIONS, INC.

BIOTECHNOLOGY TOOLS, INC.